UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

Whitehall Jewelers Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52123	20-4864126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

125 South Wacker Dr., Ste. 2600, Chicago IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-6800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on May 5, 2008 to amend and restate Item 1.01 of such filing; specifically, the description of the conditions under which the Registrant may borrow additional funds under the Term Loan Credit Agreement in the second paragraph of this item is amended.

This Amendment No. 1 does not reflect events occurring after the filing of the original Current Report on Form 8-K on May 5, 2008, and no attempt has been made in this Amendment No. 1 to modify or update other disclosures as presented in that original Form 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Registrant's filings with the SEC subsequent to the filing of the original Form 8-K on May 5, 2008. For example, the Registrant filed with the SEC Current Reports on Form 8-K on May 12, 2008, June 5, 2008 and June 16, 2008.

Item 1.01 Entry into a Material Definitive Agreement

Whitehall Jewelers, Inc. (“WJI”), a wholly-owned subsidiary of Whitehall Jewelers Holdings, Inc. (the “Company”), entered into a First Amendment to Term Loan Credit Agreement, dated as of April 30, 2008, with PWJ Lending II LLC, as administrative and collateral agent and as a lender (the “First Amendment”). This agreement amends the Term Loan Credit Agreement, dated as of January 18, 2008, by and among the Company and PWJ Lending II LLC, as administrative agent and collateral agent, and the lending institutions from time to time party thereto (the “Term Loan Credit Agreement.”) The First Amendment increases the aggregate lending commitment under the Term Loan Credit Agreement from $35 million to $50 million. The proceeds from any additional borrowings under the Term Loan Credit Agreement, as amended, will be used for working capital and general corporate purposes. The Company is fully and unconditionally guaranteeing all borrowings by WJI under the Term Loan Credit Agreement, as amended. The material terms of the Term Loan Credit Agreement are summarized in the current report on Form 8-K filed by the Company on January 22, 2008, which summary is incorporated herein by reference.

On May 1, 2008, WJI borrowed an additional $5 million under the Term Loan Credit Agreement, as amended. As of May 1, 2008, WJI had borrowed an aggregate principal amount of $40 million under this credit agreement and may borrow up to an additional $10 million under the Term Loan Credit Agreement at any time before May 2, 2009 (unless the Term Loan Credit Agreement is terminated earlier). If the Company requests any such additional borrowings, funding will be in the lender's sole and absolute discretion. Any additional borrowings under this credit agreement may be made in one or more draws, with each draw not to be less than $2.5 million.

PWJ Lending II LLC is entitled to a fee equal to two percent of any additional principal amount borrowed pursuant to the First Amendment. PWJ Lending II LLC is an affiliate of Prentice Capital Management, LP, which is the manager of PWJ Funding, LLC and PWJ Lending LLC. As such, Prentice Capital may be deemed to have voting control and investment discretion over securities owned by PWJ Funding, LLC and PWJ Lending LLC, which beneficially own a total of 29,509,399 shares, which represents more than a majority of the Company’s outstanding shares of common stock. Additionally, two of the Company’s five directors are affiliated with Prentice Capital.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELERS HOLDINGS, INC.
(Registrant)

	By:	/s/ ROBERT B. NACHWALTER
Robert B. Nachwalter
Senior Vice President and
General Counsel

Date: June 16, 2008